                                                                   Exhibit 10.12

                            COLE NATIONAL CORPORATION

                       Nonqualified Stock Option Agreement
                               (1997 Time Vesting)

                  This Nonqualified Stock Option Agreement (this "Agreement"), dated as of _____________, 199_, is entered into between the individual optionee named on the signature page hereof (the "Optionee") and Cole National Corporation, a Delaware corporation (the "Company").

                  WHEREAS, the Optionee is employed by the corporation identified as the employer on the signature page hereof in the position shown thereon; and

                  WHEREAS, the execution of a Stock Option Agreement in the form hereof has been duly authorized by a resolution of the Board of Directors of the Company duly adopted as of the date shown on the signature page hereof; and

                  WHEREAS, the option granted by this Agreement is intended as a nonqualified stock option and will not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986.

                  NOW, THEREFORE, the Company hereby grants to the Optionee an option (the or this "Option") pursuant to the Company's 1996 Management Stock Option Plan (the "Plan") to purchase the number of shares of Class A Common Stock, par value $.001 per share, of the Company ("Common Stock") shown on the signature page hereof and agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the purchase price in full, all subject, however, to the terms and conditions of the Plan and the terms and conditions hereinafter set forth. Certain terms used herein are defined in Paragraph 8.

                  1. EXERCISE. (a) Except as otherwise provided herein, this Option (until terminated as hereinafter provided) will become exercisable on successive anniversaries of the date of this Agreement as follows:

                  AMOUNT VESTED                          ANNIVERSARY DATE
                  -------------                          ----------------

                  1/4 of the then Unvested Shares             First
                  1/3 of the then Unvested Shares             Second
                  1/2 of the then Unvested Shares             Third
                  All of the then Unvested Shares             Fourth

To the extent exercisable, this Option may be exercised in whole or in part from time to time.

                  (b) Upon the occurrence of a Sale Transaction prior to the fourth anniversary of the date of this Agreement, this Option, in addition to any vesting pursuant to the provisions of Paragraph 1.(a) above, will become exercisable in full as to any then Unvested Shares immediately prior to the consummation of such Sale Transaction.

                  (c) If a Termination Event occurs on a date other than an anniversary of the date of this Agreement, this Option will, in addition to any prior vesting pursuant to Paragraph 1.(a) above, immediately become exercisable in full with respect to all Unvested Shares that would have vested in accordance with Paragraph 1.(a) above at the next anniversary of the date of this Agreement if such Termination Event should not have occurred, and any remaining rights to Unvested Shares shall immediately terminate.

                  (d) If the Optionee dies or becomes permanently disabled while in the employ of the Company or any Subsidiary, or retires under a retirement plan of the Company or any Subsidiary at or after the earliest voluntary retirement age provided for in such retirement plan or should retire at an earlier age with the consent of the Company's Board of Directors or the Compensation Committee thereof (the "Compensation Committee"), this Option will, in addition to any vesting pursuant to Paragraph 1.(a) above, immediately become exercisable in full with respect to all Unvested Shares that would have vested in accordance with Paragraph 1.(a) above at the next anniversary of the date of this Agreement, and any remaining rights to Unvested Shares shall immediately terminate.

                  (e) Any exercise of this Option will be made in writing by the Optionee delivered to the Secretary of the Company.

                  2. EXERCISE PRICE AND PAYMENT. (a) This Option will be exercisable for Vested Shares (whether such vesting occurs pursuant to Paragraph 1.(a), 1.(b), 1.(c) or 1.(d)) at the exercise price shown on the signature page hereof.

                           (b)  The exercise price for any shares may be paid
(i) in cash or by check, (ii) if approved by the Compensation Committee prior to such exercise, by delivery to the Company of a promissory note or notes of the Optionee; provided, however, that the principal amount of such notes for all optionees outstanding at any one time pursuant to the Plan, the Company's 1993 Management Stock Option Plan and the Company's 1992 Management Stock Option Plan shall not in the aggregate exceed $3,000,000, (iii) by transfer to the Company of shares or vested options (including options under this Agreement) for the purchase of shares of Common Stock having a fair market value (net of the exercise price, in the case of options) at the time of exercise equal to the portion of the option price for which such transfer is made, or (iv) by a combination of such methods of payment.

                  3. TERMINATION. This Option will terminate and all Unvested and Vested Options then outstanding will be forfeited on the earliest of the following dates:

                           (a)  On the date on which the Optionee voluntarily
resigns (unless otherwise provided in a written agreement relating to employment) or ceases to be an employee of the Company or a Subsidiary by reason of termination of employment for Cause;

                           (b)  Subject to possible extension pursuant to
Paragraph 3.(c) below, one year after either (i) the date on which the Optionee ceases to be an employee of the Company or a Subsidiary by reason of retirement under a retirement plan of the Company or a Subsidiary at or after the earliest voluntary retirement age provided for in such retirement plan or retirement at an earlier age with the consent of the Company's Board of Directors or the Compensation Committee or (ii) the date of permanent disability of the Optionee if the Optionee becomes permanently disabled while an employee of the Company or a Subsidiary;

                  (c) One year after the date of the death of the Optionee if the Optionee dies while an employee of the Company or a Subsidiary or within the one year period referred to in Paragraph 3.(b) above;

                  (d) One year after the date of a Termination Event;

or

                  (e) Ten years from the date on which this Option was granted.

                  4. TRANSFERABILITY. This Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and if exercised during the lifetime of the Optionee, is exercisable only by him or by his guardian or legal representative.

                  5. SECURITIES LAWS. This Option is not exercisable if such exercise would involve a violation of any applicable federal or state securities law, and the Company hereby agrees to make reasonable efforts to comply with such securities laws. This Option is not exercisable unless under said laws at the time of exercise the shares of Common Stock or other securities purchasable hereunder are exempt, are the subject matter of an exempt transaction, or are registered in accordance with such laws.

                  6. ADJUSTMENTS. (a) The Board of Directors or the Compensation Committee shall make such adjustment in the option price and in the number or kind of shares of Common Stock or other securities covered by this Option as such Board or Committee may in good faith determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from (i) any increase or decrease in the number or change in the kind of shares of capital stock of the Company by reason of a stock dividend, stock split, reverse stock split, recapitalization, spin-off or other such increase or decrease or change effected without the receipt of consideration by the Company, or (ii) any consolidation or merger or other reorganization, or (iii) any distribution of rights or warrants to purchase stock to all holders of the Company's common stock, or (iv) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board of Directors or the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Option such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

                  (b) In the event that any provision of this Agreement would result in a calculation of a number of shares in amounts other than a whole number, the number of shares so calculated will be reduced or increased to the nearest whole number (rounding 0.50 up), with the effect of any such rounding deemed to attach to the last group of shares to be so calculated (with calculations to be conducted in alphabetical or numerical order, as applicable).

                  7. WITHHOLDING. If the Company is required to withhold any federal, state, local or foreign tax in connection with the exercise of this Option, it will be a condition to such exercise that the Optionee pay or make provision satisfactory to the Company for payment of all such taxes.

                  8. DEFINITIONS. The following capitalized terms have meanings as set forth below.

                  "Cause" means gross neglect of duty, dishonesty, conviction of a felony, disloyalty, intoxication, drug addiction, or other similar misconduct adverse to the best interests of the Company; provided that if the Optionee is party to an employment agreement which contains a more restrictive definition of "Cause" or "for cause," such more restrictive definition will apply for purposes of this Agreement.

                  "Person" means any corporation, partnership, association, firm, entity or individual(s).

                  "Sale Transaction" means (a) the sale, transfer or other disposition of all or substantially all of the assets of the Company, except a sale, transfer or disposition (i) to a Subsidiary of the Company or (ii) that results in the holders of the then-outstanding securities of the Company generally eligible to vote in the election of directors of the Company possessing, in the aggregate, a majority ownership interest in the Person acquiring such assets, (b) any transaction resulting in a majority of the then-outstanding securities of the Company generally eligible to vote in the election of directors of the Company being held or owned beneficially by one Person or an affiliated group of Persons, (c) a merger or consolidation of the Company with another Person, except a merger or consolidation of the Company (i) with a Subsidiary of the Company (in which event such Subsidiary, if the surviving corporation, will be deemed thereafter to be the Company for purposes of this definition) or (ii) that results in the holders of the then-outstanding securities of the Company generally eligible to vote in the election of directors of the Company possessing, in the aggregate, a majority ownership interest in the surviving Person, or (d) the voluntary liquidation or dissolution of the Company.

                  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (or a group of corporations that themselves are Subsidiaries) other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of this Agreement, the continuous employ of the Optionee with the Company or a Subsidiary will not be deemed interrupted, and the Optionee will not be deemed to have ceased to be an employee of the Company or any Subsidiary, by reason of the transfer of his employment among the Company and its Subsidiaries.

                  "Termination Event" means the Optionee's ceasing to be an employee of the Company or a Subsidiary by reason of (i) termination of the Optionee's employment without Cause or (ii) a sale or other disposition of the Company or the Subsidiary of which such Optionee is employed.

                  "Unvested Shares" means, as of any given time, those shares of Common Stock relating to this Option that are not, at the time in question, otherwise permitted, under the terms of this Agreement, to be acquired pursuant to the exercise of this Option.

                  "Vested Shares" means, as of any given time, those shares of Common Stock relating to this Option that are, at the time in question, otherwise permitted, under the terms of this Agreement, to be acquired pursuant to the exercise of this Option.

                  9. ACKNOWLEDGMENT. The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option granted hereunder.

                                                  Nonqualified Stock Option
                                                  Agreement (1997 Time Vesting)
                                                  -----------------------------

                  EXECUTED at Cleveland, Ohio as of the date first set forth above.

                                         COLE NATIONAL CORPORATION

                                         By
                                           --------------------------------
                                         Title
                                               ----------------------------



                                         ----------------------------------
                                         OPTIONEE


Name of Optionee:
                  ---------------------------------------------------------
Name of Employer:
                  ---------------------------------------------------------

Position:
         ------------------------------------------------------------------

Number of Option Shares:
                        ---------------------------------------------------

Date of Board Resolution:
                          ---------------------------

Exercise Price per Share:
                          -------------------------------------------------